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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 20, 2001

MINIMED INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware		95-4408171

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18000 Devonshire Street, Northridge, California	91325

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (818) 362-5958

N/A

(Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

     On August 20, 2001, Judge Anthony J. Mohr of the Superior Court of the State of California for the County of Los Angeles, Central District, denied plaintiff Carol Lezin’s application for a temporary restraining order in Lezin v. MiniMed Inc., et. al. The named plaintiff in this class action suit was seeking to restrain stockholders of MiniMed Inc. from voting to approve the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) dated as of June 19, 2001, by and among Medtronic, Inc, a Minnesota corporation, MMI Merger Sub, Inc. a Delaware corporation and MiniMed Inc. a Delaware corporation.

     Stockholders of MiniMed Inc. will meet on August 22, 2001, to vote on the proposal to approve the Merger Agreement as previously announced.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2001	MINIMED INC.

	By:	/s/ Eric S. Kentor

Name: Eric S. Kentor Its: Senior Vice President, General Counsel and Secretary